EXHIBIT 99.1

Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
August 3, 2016                                         & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2016 THIRD QUARTER RESULTS

Net income of $15.5 million, or $0.09 per share, included a non-cash charge of $16.6 million for lump-sum pension distributions
Adjusted net income per share increased 20 percent to $0.18

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its third quarter ended June 30, 2016, net sales increased 3.0 percent to $310.1 million from $301.0 million in the prior year period. Operating income was $29.7 million as compared with $31.5 million in the prior year period, and adjusted operating income was $51.2 million as compared with $43.3 million in the prior year period. Adjusted operating income for the 2016 third quarter excluded $21.5 million of expenses, primarily a non-cash pension settlement charge of $16.6 million. Net income was $15.5 million, or $0.09 per diluted share, as compared with $16.5 million, or $0.10 per diluted share, in the prior year period. However, adjusted net income increased 23.1 percent to $29.3 million, or $0.18 per share, from $23.8 million, or $0.15 per share, in the prior year period.
“We are pleased with the third quarter’s results,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “For the Company as a whole, operating income was $29.7 million, which included a non-cash pension settlement charge, and adjusted operating income increased 18.2 percent in the quarter, with all three business segments contributing to the improvement on a year-over-year basis.
“Mueller Co.'s domestic net sales of valves, hydrants and brass products increased 9 percent in the quarter, which helped drive a solid increase in operating income. Mueller Co. continued to benefit from growth in its key markets of residential construction and municipal spending to repair and replace water infrastructure.

EXHIBIT 99.1

“Anvil's third quarter net sales were down 4.3 percent, primarily due to lower shipment volumes into the oil & gas market, although we had strong sales growth of our fire protection products.
“Mueller Technologies' net sales in the quarter increased 8.3 percent from the prior year. Shipments of AMI products represented more than 50 percent of Mueller Systems' net sales in the quarter. As a result, Mueller Systems was slightly profitable this quarter and Mueller Technologies' operating performance improved by $2.0 million.
“During the third quarter, we amended our asset-based lending agreement, which resulted in improved financial and other terms, and extended its maturity to 2021. We also reduced our long-term financial risk by making lump sum distributions to certain former employees, which resulted in the non-cash pension settlement charge. For the third quarter, net cash provided by operating activities was $66.7 million, and free cash flow was $59.4 million. We ended the quarter with net debt leverage of 1.7x.
“We continue to expect demand for our products to increase year-over-year, driven by growth in both municipal spending and residential construction. We believe we are on track for a solid finish to our year and that we will meet our overall full-year earnings expectations for Mueller Water Products.”
Consolidated Results
Net sales for the 2016 third quarter increased $9.1 million, or 3.0 percent, to $310.1 million as compared with $301.0 million for the 2015 third quarter. Solid growth in shipment volumes at Mueller Co. and Mueller Technologies was partially offset by Anvil's lower shipment volumes into the oil & gas market.
Operating income for the 2016 third quarter was $29.7 million as compared with $31.5 million for the 2015 third quarter. 2016 third quarter operating income included a $16.6 million non-cash pension settlement charge and $4.9 million of other charges primarily associated with an idle foundry property. Excluding these items, adjusted operating income for the 2016 third quarter was $51.2 million, an increase of 18.2 percent as compared with adjusted operating income for the 2015 third quarter of $43.3 million. Operating performance improved at Mueller Co., Mueller Technologies and Anvil.
In June 2016, the Company's U.S. pension plan completed a pension benefit settlement program. Lump-sum distributions to fully settle existing obligations were offered to all vested participants who are no longer working for the Company and not yet receiving benefits. Approximately 75% of these participants accepted the offer. As a result, the plan disbursed $58.5 million and the Company recorded a non-cash pension settlement charge of $16.6 million. These distributions are intended to reduce obligations associated with providing future pension benefits.
Segment Results
Mueller Co.
Net sales for the 2016 third quarter increased 5.8 percent to $198.7 million as compared with $187.8 million for the 2015 third quarter. This increase resulted from higher shipment volumes of valves, hydrants and brass products.
Operating income for the 2016 third quarter improved 10.7 percent to $51.7 million as compared with $46.7 million for the 2015 third quarter. Adjusted operating income for the 2016 third quarter of $54.1 million, which excluded pension settlement and other charges, improved 15.6 percent compared with prior year adjusted operating income of $46.8 million. Operating income increased primarily from higher shipment volumes and lower costs.

EXHIBIT 99.1

Operating margins for the 2016 and 2015 third quarters were 26.0 percent and 24.9 percent, respectively. Adjusted operating margin for the 2016 third quarter improved 230 basis points to 27.2 percent as compared with 24.9 percent for the 2015 third quarter.
Anvil
Net sales was $85.4 million for the 2016 third quarter and $89.2 million for the 2015 third quarter. This decrease resulted primarily from lower shipment volumes into the oil & gas market.
Operating income was $6.5 million for the 2016 third quarter and $7.0 million for the 2015 third quarter. Adjusted operating income of $7.4 million, which excluded pension settlement and other charges, improved 2.8 percent compared with prior year adjusted operating income of $7.2 million. This improvement is a result of lower raw material costs and other cost savings.
Mueller Technologies
Net sales for the 2016 third quarter increased 8.3 percent to $26.0 million compared with $24.0 million for the 2015 third quarter. This increase was primarily due to $9.3 million in higher shipment volumes of AMI products, which was substantially offset by an $8.0 million decrease in sales of AMR products.
Operating loss improved $2.0 million to $1.5 million for the 2016 third quarter as compared with $3.5 million for the 2015 third quarter primarily due to the increase in net sales and the improved product mix.
Corporate
Other charges in the 2016 third quarter were mostly related to an idle foundry property. We expect that future expenses related to this property will be immaterial.
Interest Expense, Net
Interest expense, net for the 2016 third quarter was $6.0 million, which was down slightly from $6.3 million for the 2015 third quarter.
Income Taxes
For the 2016 third quarter, income tax expense of $8.2 million was 34.6 percent of income before income taxes.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company's underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's recurring performance.

EXHIBIT 99.1

The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company's ability to create liquidity.
The calculation of these non-GAAP measures and a reconciliation to GAAP results are included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call is scheduled to take place August 4, 2016 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-439-3740. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations for growth in our key end markets and 2016 full year financial results. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Undue reliance should not be placed on any forward-looking statements. We do not intend to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.
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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	September 30,
	2016	2015
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$148.3	$113.1
Receivables, net	185.5	175.3
Inventories	215.2	219.1
Deferred income taxes	—	28.3
Other current assets	17.8	13.7
Total current assets	566.8	549.5
Property, plant and equipment, net	146.5	148.9
Intangible assets	491.4	507.3
Other noncurrent assets	26.2	24.1
Total assets	$1,230.9	$1,229.8

Liabilities and equity:
Current portion of long-term debt	$5.9	$6.1
Accounts payable	82.0	98.7
Other current liabilities	70.2	63.2
Total current liabilities	158.1	168.0
Long-term debt	480.1	482.9
Deferred income taxes	107.9	145.3
Other noncurrent liabilities	90.4	65.8
Total liabilities	836.5	862.0

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 161,633,178 and 160,497,841 shares outstanding at June 30, 2016 and September 30, 2015, respectively	1.6	1.6
Additional paid-in capital	1,567.2	1,574.8
Accumulated deficit	(1,105.4)	(1,142.8)
Accumulated other comprehensive loss	(70.2)	(67.3)
Total Company stockholders’ equity	393.2	366.3
Noncontrolling interest	1.2	1.5
Total equity	394.4	367.8
Total liabilities and equity	$1,230.9	$1,229.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Net sales	$310.1	$301.0	$836.4	$853.1
Cost of sales	203.0	204.8	575.7	603.5
Gross profit	107.1	96.2	260.7	249.6
Operating expenses:
Selling, general and administrative	55.9	52.9	163.6	163.7
Pension settlement (1)	16.6	—	16.6	—
Loss on Walter receivable	—	11.6	—	11.6
Other	4.9	0.2	6.6	9.1
Total operating expenses	77.4	64.7	186.8	184.4
Operating income	29.7	31.5	73.9	65.2
Interest expense, net	6.0	6.3	18.0	21.8
Loss on early extinguishment of debt	—	—	—	31.3
Income before income taxes	23.7	25.2	55.9	12.1
Income tax expense	8.2	8.7	18.5	3.5
Net income	$15.5	$16.5	$37.4	$8.6

Net income per share:
Basic	$0.10	$0.10	$0.23	$0.05
Diluted	$0.09	$0.10	$0.23	$0.05

Weighted average shares outstanding:
Basic	161.6	160.8	161.2	160.5
Diluted	163.6	163.5	163.3	163.3

Dividends declared per share	$—	$0.020	$0.070	$0.055

(1) The Company completed a pension benefit settlement program intended to reduce obligations associated with providing future pension benefits.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	June 30,
	2016	2015
	(in millions)
Operating activities:
Net income	$37.4	$8.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.0	21.2
Amortization	18.2	22.0
Retirement plan expense	20.2	0.4
Stock-based compensation	4.0	3.6
Loss on early extinguishment of debt	—	31.3
Loss on Walter receivable	—	11.6
Deferred income taxes	(7.8)	1.1
Other, net	3.1	4.8
Changes in assets and liabilities, net of acquisitions:
Receivables	(9.8)	13.0
Inventories	4.2	(33.3)
Other assets	(7.0)	(2.0)
Liabilities	(9.9)	(63.1)
Net cash provided by operating activities	73.6	19.2
Investing activities:
Capital expenditures	(22.6)	(26.3)
Proceeds from sales of assets	0.2	4.9
Other	—	0.3
Net cash used in investing activities	(22.4)	(21.1)
Financing activities:
Dividends paid	(11.3)	(8.8)
Employee taxes related to stock-based compensation	(3.2)	(2.4)
Repayments of debt	(3.8)	(587.7)
Issuance of debt	—	512.5
Excess tax benefit on stock-based compensation exercises	—	3.2
Stock repurchased under buyback program	—	(5.0)
Issuance of common stock	2.9	2.9
Financing costs paid	(0.1)	(8.5)
Other	(0.3)	(0.7)
Net cash used in financing activities	(15.8)	(94.5)
Effect of currency exchange rate changes on cash	(0.2)	(3.3)
Net change in cash and cash equivalents	35.2	(99.7)
Cash and cash equivalents at beginning of period	113.1	161.1
Cash and cash equivalents at end of period	$148.3	$61.4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2016
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$198.7	$85.4	$26.0	$—	$310.1

Gross profit	$77.5	$23.9	$5.7	$—	$107.1
Selling, general and administrative expenses	23.4	16.5	7.2	8.8	55.9
Pension settlement	2.2	0.5	—	13.9	16.6
Other charges	0.2	0.4	—	4.3	4.9
Operating income (loss)	$51.7	$6.5	$(1.5)	$(27.0)	$29.7
Interest expense, net					6.0
Income tax expense					8.2
Net income					$15.5

Net income per diluted share					$0.09

Capital expenditures	$3.6	$2.3	$1.4	$—	$7.3

Operating margin	26.0%	7.6%	(5.8)%		9.6%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Net income					$15.5
Pension settlement					16.6
Other charges					4.9
Income tax benefit of adjusting items					(7.7)
Adjusted net income					$29.3

Weighted average diluted shares outstanding					163.6

Adjusted net income per share					$0.18

Net income					$15.5
Interest expense, net (1)					6.0
Income tax expense (1)					8.2
Operating income (loss)	$51.7	$6.5	$(1.5)	$(27.0)	$29.7
Pension settlement	2.2	0.5	—	13.9	16.6
Other charges	0.2	0.4	—	4.3	4.9
Adjusted operating income (loss)	$54.1	$7.4	$(1.5)	$(8.8)	$51.2
Depreciation and amortization	8.5	3.3	1.2	0.1	13.1
Adjusted EBITDA	$62.6	$10.7	$(0.3)	$(8.7)	$64.3

Adjusted operating margin	27.2%	8.7%	(5.8)%		16.5%

Adjusted EBITDA margin	31.5%	12.5%	(1.2)%		20.7%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2016
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)

Adjusted EBITDA	$62.6	$10.7	$(0.3)	$(8.7)	$64.3
Three prior quarters' adjusted EBITDA	131.6	31.6	(6.5)	(24.8)	131.9
Trailing twelve months' adjusted EBITDA	$194.2	$42.3	$(6.8)	$(33.5)	$196.2

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt					$5.9
Long-term debt					480.1
Total debt					486.0
Less cash and cash equivalents					(148.3)
Net debt					$337.7

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)					1.7x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities					$66.7
Less capital expenditures					(7.3)
Free cash flow					$59.4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$187.8	$89.2	$24.0	$—	$301.0

Gross profit	$67.9	$24.0	$4.3	$—	$96.2
Selling, general and administrative expenses	21.1	16.8	7.8	7.2	52.9
Loss on Walter receivable	—	—	—	11.6	11.6
Other charges	0.1	0.2	—	(0.1)	0.2
Operating income (loss)	$46.7	$7.0	$(3.5)	$(18.7)	$31.5
Interest expense, net					6.3
Income tax expense					8.7
Net income					$16.5

Net income per diluted share					$0.10

Capital expenditures	$4.8	$2.5	$1.9	$0.1	$9.3

Operating margin	24.9%	7.8%	(14.6)%		10.5%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Net income					$16.5
Loss on Walter receivable					11.6
Other charges					0.2
Income tax benefit of adjusting items					(4.5)
Adjusted net income					$23.8

Weighted average diluted shares outstanding					163.5

Adjusted net income per share					$0.15

Net income					$16.5
Interest expense, net (1)					6.3
Income tax expense (1)					8.7
Operating income (loss)	$46.7	$7.0	$(3.5)	$(18.7)	$31.5
Loss on Walter receivable	—	—	—	11.6	11.6
Other charges	0.1	0.2	—	(0.1)	0.2
Adjusted operating income (loss)	$46.8	$7.2	$(3.5)	$(7.2)	$43.3
Depreciation and amortization	9.7	3.6	1.1	0.1	14.5
Adjusted EBITDA	$56.5	$10.8	$(2.4)	$(7.1)	$57.8

Adjusted operating margin	24.9%	8.1%	(14.6)%		14.4%

Adjusted EBITDA margin	30.1%	12.1%	(10.0)%		19.2%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended June 30, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)

Adjusted EBITDA	$56.5	$10.8	$(2.4)	$(7.1)	$57.8
Three prior quarters' adjusted EBITDA	122.4	42.2	(6.9)	(29.1)	128.6
Trailing twelve months' adjusted EBITDA	$178.9	$53.0	$(9.3)	$(36.2)	$186.4

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt					$6.0
Long-term debt					483.5
Total debt					489.5
Less cash and cash equivalents					(61.4)
Net debt					$428.1

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)					2.3x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities					$58.1
Less capital expenditures					(9.3)
Free cash flow					$48.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2016
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(dollars in millions, except per share amounts)
GAAP Results:
Net sales	$525.6	$251.4	$59.4	$—	$836.4

Gross profit	$179.2	$70.6	$10.9	$—	$260.7
Selling, general and administrative expenses	65.8	51.0	20.6	26.2	163.6
Pension settlement	2.2	0.5	—	13.9	16.6
Other charges	0.8	1.0	0.5	4.3	6.6
Operating income (loss)	$110.4	$18.1	$(10.2)	$(44.4)	$73.9
Interest expense, net					18.0
Income tax expense					18.5
Net income					$37.4

Net income per share					$0.23

Capital expenditures	$12.4	$5.6	$4.5	$0.1	$22.6

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Net income					$37.4
Pension settlement					16.6
Other charges					6.6
Income tax benefit of adjusting items					(8.3)
Adjusted net income					$52.3

Weighted average diluted shares outstanding					163.3

Adjusted net income per share					$0.32

Net income					$37.4
Interest expense, net (1)					18.0
Income tax expense (1)					18.5
Operating income (loss)	$110.4	$18.1	$(10.2)	$(44.4)	$73.9
Pension settlement	2.2	0.5	—	13.9	16.6
Other charges	0.8	1.0	0.5	4.3	6.6
Adjusted operating income (loss)	$113.4	$19.6	$(9.7)	$(26.2)	$97.1
Depreciation and amortization	25.5	9.9	3.5	0.3	39.2
Adjusted EBITDA	$138.9	$29.5	$(6.2)	$(25.9)	$136.3

Adjusted operating margin	21.6%	7.8%	(16.3)%		11.6%

Adjusted EBITDA margin	26.4%	11.7%	(10.4)%		16.3%

Free cash flow:
Net cash provided by operating activities					$73.6
Less capital expenditures					(22.6)
Free cash flow					$51.0

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Nine months ended June 30, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(dollars in millions, except per share amounts)
GAAP results:
Net sales	$510.2	$277.4	$65.5	$—	$853.1

Gross profit	$163.3	$75.6	$10.7	$—	$249.6
Selling, general and administrative expenses	63.6	53.8	21.7	24.6	163.7
Loss on Walter receivable	—	—	—	11.6	11.6
Other charges	8.2	0.4	0.1	0.4	9.1
Operating income (loss)	$91.5	$21.4	$(11.1)	$(36.6)	$65.2
Interest expense, net					21.8
Loss on early extinguishment of debt					31.3
Income tax benefit					3.5
Net income					$8.6

Net income per diluted share					$0.05

Capital expenditures	$13.1	$8.5	$4.6	$0.1	$26.3

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Net income					$8.6
Loss on early extinguishment of debt					31.3
Loss on Walter receivable					11.6
Restructuring expense, net of tax					9.1
Income tax benefit of adjusting items					(19.6)
Adjusted net income					$41.0

Weighted average diluted shares outstanding					163.3

Adjusted net income per share					$0.25

Net income					$8.6
Interest expense, net (1)					21.8
Loss on early extinguishment of debt (1)					31.3
Income tax benefit (1)					3.5
Operating income (loss)	$91.5	$21.4	$(11.1)	$(36.6)	$65.2
Loss on Walter receivable	—	—	—	11.6	11.6
Other charges	8.2	0.4	0.1	0.4	9.1
Adjusted operating income (loss)	$99.7	$21.8	$(11.0)	$(24.6)	$85.9
Depreciation and amortization	29.1	10.8	3.0	0.3	43.2
Adjusted EBITDA	$128.8	$32.6	$(8.0)	$(24.3)	$129.1

Adjusted operating margin	19.5%	7.9%	(16.8)%		10.1%

Adjusted EBITDA margin	25.2%	11.8%	(12.2)%		15.1%

Free cash flow:
Net cash provided by operating activities					$19.2
Less capital expenditures					(26.3)
Free cash flow					$(7.1)

(1) We do not allocate interest, loss on early extinguishment of debt, or income taxes to our segments.